UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 26, 2014
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Ulmerton Rd., Clearwater, Florida 33760
(Address of principal executive offices) (Zip Code)

(800) 537-2790
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On June 26, 2014, Bovie Medical Corporation (the “Company”) entered into a Stipulation and Agreement of Settlement (“Stipulation of Settlement”) setting forth the terms of the settlement of the claims asserted against the Company and the individual defendants in the previously disclosed stockholder derivative action entitled Arbit, et al v. Makrides, et al pending in the United States District Court for the Middle District of Florida, Tampa Division (the “Stockholder Derivative Action”).  The Settlement Agreement remains subject to court approval, and requires the Company to make and/or codify certain corporate governance changes as more specifically described therein.  In addition, counsel for the plaintiffs will be entitled to request that the court award of attorney’s fees and expenses of up to $850,000, subject to court approval, which amount would be fully funded by insurance proceeds.

A copy of the Stipulation of Settlement and exhibits thereto are to be filed with this Report on Form 8-K as Exhibit 99.1.

The Company is pursuing final court approval of the Stipulation of Settlement.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Stipulation of Settlement dated June 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	BOVIE MEDICAL CORPORATION

By: /s/ Robert Gershon
Robert Gershon
Chief Executive Officer